1 Contact: Andrew Plenge Investor Relations 312-394-2345 Nick Alexopulos Corporate Communications nicholas.alexopulos@exeloncorp.com FOR IMMEDIATE RELEASE EXELON ANNOUNCES RETIREMENT OF BOARD OF DIRECTORS CHAIRMAN MAYO A. SHATTUCK III Shattuck will step down on April 26, 2022, after decade of service on Exelon's board and with Exelon’s historic spin-off of Constellation now successfully complete CHICAGO (Feb. 10, 2022) — Exelon Corp. (Nasdaq: EXC) today announced the retirement of Mayo A. Shattuck III, chair of the company's board of directors since 2012. Following the successful separation of Exelon’s regulated and unregulated businesses earlier this month, Shattuck has decided to retire from Exelon’s Board at the end of his current term and not to stand for reelection at the annual shareholder meeting to be held on April 26, 2022. The Board has launched a process to select a new Board chair from its existing independent members and expects to announce its selection in the 2022 proxy statement to be filed with the SEC next month. "On behalf of Exelon's board, our executive team, and our 18,000 dedicated colleagues across the company, I extend our deepest gratitude to Mayo for his decade of visionary leadership and steady guidance, which were instrumental in making Exelon the premier energy company in the nation," said Christopher M. Crane, president and CEO of Exelon. "This strong foundation he helped build resulted in two world-class energy companies, and now enables Exelon to pursue strategic investments in a safer, cleaner, more reliable and more secure grid for our customers across our six utilities. At the same time, we continue to strengthen our industry-leading ESG commitments to address increasingly complex environmental and social challenges in our communities." Prior to joining Exelon, Shattuck was the chairman, president and CEO of Constellation Energy, a position he held from 2001 until the merger with Exelon in 2012. He served as Exelon's executive chairman after the merger close until 2013 when he became the independent Board chair. Earlier this month, Exelon completed the successful separation of its regulated utility business (remains Exelon) and former power generation and competitive energy business (Constellation).

2 "It has been an honor to serve as Exelon board chair during a period of extraordinary growth for our company," said Shattuck. “I’m so proud of the tireless pursuit of excellence across Exelon’s utilities and former power generation and competitive energy business. I’m excited for the passion and expertise new leadership will bring to the Board, further positioning Exelon to deliver even more value to its customers and communities, and to lead our industry on a path to clean.” Shattuck was previously at Deutsche Bank, where he served as chairman of the board and CEO of Deutsche Banc Alex. Brown and, during his tenure, served as global head of investment banking and global head of private banking. From 1997 to 1999, he was vice chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Shattuck was president and COO and a director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. Shattuck's board service outside of Exelon has been extensive. He currently serves on the boards of directors of Gap Inc. (GPS, since 2002) and Capital One Financial Corporation (COF, since 2003). Shattuck is also currently a trustee of Johns Hopkins University and chairman of Johns Hopkins Hospital. He served as chairman of the board of the Institute of Nuclear Power Operations (INPO) and was a member of the executive committee of the board of Edison Electric Institute (EEI), as well as the Nuclear Energy Institute (NEI). He also was co-chairman of the Center for Strategic & International Studies (CSIS) Commission on Nuclear Policy in the United States and executive committee member of the Council on Competitiveness. All members of the Exelon board, except the president and CEO, are independent directors under applicable law and the listing standards of The Nasdaq Global Select Market, which are incorporated into the Exelon Corporate Governance Principles. More information about Exelon's board is available at exeloncorp.com. # # # About Exelon Exelon (Nasdaq: EXC) is a Fortune 200 company and the nation’s largest utility company, serving more than 10 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). More than 18,000 Exelon employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow Exelon on Twitter @Exelon.